UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2012

CREDEX CORPORATION.
(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107

(Address of principal executive offices)(Zip Code)

(913) 660-0632

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On January 26, 2012  the issuer dismissed the former auditor as approved by the board of directors and appointed Silberstein Ungar, PLLC, with address of 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025, telephone number of (248)341-1264 and fax number of (248)281-0940, as its new certifying accountant based on the corporate board policy of auditor rotation.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in Moss, Krusick & Associates accountant’s report on the financial statements for the past two fiscal years, Moss, Krusick & Associates report on the financial statements for either of the past two fiscal years did not have any adverse opinion, a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle.

Also for the past two recent fiscal years and any subsequent interim period we didn’t had any disagreements with our former auditor on any matter of accounting principle or practice, financial disclosure or auditing scope or procedure.

Prior to engaging Silberstein Ungar, PLLC, the Company did not consult with Silberstein Ungar, PLLC regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Silberstein Ungar, PLLC on the Company’s financial statements, and Silberstein Ungar, PLLC did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Company provided Moss, Krusick & Associates with a copy of this Current Report on the amended form 8-K/A prior to its filing with the Securities and Exchange Commission and requested that the former auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated __________, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K amended.

The Company’s Board of Directors participated in and approved the decision to change independent accountants

(c) Exhibits

Exhibit No.	Description
16.1	Letter from Moss, Krusick & Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDEX CORPORATION

Dated: April 30, 2012	By:	/s/Arunkumar Rajapandy
Arunkumar Rajapandy
Title: President